Exhibit 99

Debt Summary Schedule
					MATURITY	YEARS TO
PROPERTY		LENDER	RATE	BALANCE	DATE	MATURITY
FIXED RATE SECURED
Cypress Place		Reilly - Fannie Mae	7.130	5,863,958	01/01/08	0.00
Virginia Village		Wachovia - Svcr	6.910	8,579,507	01/01/08	0.00
Racquet Club South		NorthMarq - Freddie	6.980	2,734,653	07/01/08	0.50
Westwood Village - 1st	(1)	M and T Bank	5.940	14,698,073	10/31/08	0.84
Stone Ends		Prudential-Fannie Mae	4.530	22,368,343	11/01/08	0.84
Westwood Village - 2nd	(1)	M and T Bank	5.940	814,439	11/01/08	0.84
Westwood Village - 3rd		M and T Bank	5.550	17,106,812	11/01/08	0.84
Golf Club Apartments		ARCS - Fannie	6.585	15,041,002	12/01/08	0.92
Devonshire - 2nd		Wachovia - Fannie Mae	6.720	4,542,476	01/01/09	1.01
Heritage Square		CharterMac-Fannie	5.150	6,179,239	07/01/09	1.50
Blackhawk		M&T Realty - Freddie Mac	5.060	13,013,974	12/01/09	1.92
William Henry		NorthMarq - Freddie	5.310	22,134,007	12/01/09	1.92
Braddock Lee		Prudential-Fannie Mae	4.575	20,851,254	01/01/10	2.01
Elmwood Terrace		CharterMac-Fannie Mae	5.300	20,665,519	01/01/10	2.01
Glen Manor		Prudential-Fannie Mae	5.065	5,685,951	01/01/10	2.01
Hill Brook Apts		M&T Realty - Freddie Mac	5.210	10,977,516	01/01/10	2.01
Lakeview		Prudential-Fannie Mae	4.575	8,484,172	01/01/10	2.01
Pleasure Bay		Prudential-Fannie Mae	4.575	14,749,538	01/01/10	2.01
Ridley Brook		Prudential-Fannie Mae	4.865	9,472,737	01/01/10	2.01
Sherry Lake		GMAC - Freddie Mac	5.180	19,087,571	01/01/10	2.01
Windsor Realty		Prudential-Fannie Mae	4.575	4,567,010	01/01/10	2.01
Bayview Apartments		M&T Realty - Freddie Mac	4.950	11,295,237	03/01/10	2.17
East Winds Apartments		M&T Realty - Freddie Mac	4.990	6,415,353	03/01/10	2.17
Multi-Property		M&T Realty - Freddie Mac	7.575	45,400,000	05/01/10	2.33
Cider Mill - 1st	(1)	Deutsche Bank - Freddie	4.720	41,561,821	10/01/10	2.75
Cider Mill - 2nd		Deutsche Bank - Freddie	5.180	17,816,809	10/01/10	2.75
Cider Mill - 3rd		Deutsche Bank - Freddie	4.810	9,000,000	10/01/10	2.75
Home Properties of Devon		Prudential-Fannie Mae	7.500	28,892,000	10/01/10	2.75
The Heights at Marlborough - 1st	(1)	Deutsche Bank - Freddie	5.420	22,783,069	10/01/10	2.75
The Heights at Marlborough - 2nd		Deutsche Bank - Freddie	4.890	5,370,000	10/01/10	2.75
Trexler Park		Prudential-Fannie Mae	7.500	10,140,000	10/01/10	2.75
Multi-Property		Prudential-Fannie Mae	7.250	32,978,000	01/01/11	3.01
Multi-Property		Prudential-Fannie Mae	6.360	8,141,000	01/01/11	3.01
Multi-Property		Prudential-Fannie Mae	6.160	58,881,000	01/01/11	3.01
Orleans Village - 1st		Prudential-Fannie Mae	6.815	43,745,000	01/01/11	3.01
Orleans Village - 2nd		Prudential-Fannie Mae	5.360	22,248,000	01/01/11	3.01
New Orleans/Arbor Crossing		Prudential-Fannie Mae	4.860	18,844,256	03/01/11	3.17
Racquet Club East - 1st		Prudential-Fannie Mae	6.875	20,950,795	04/01/11	3.25
Racquet Club East - 2nd		Prudential-Fannie Mae	5.490	10,234,788	04/01/11	3.25
Timbercroft Townhomes 1 - 1st		GMAC - HUD	8.500	385,210	05/01/11	3.33
The Meadows at Marlborough	(1)	Prudential - Fannie Mae	5.500	21,015,941	08/01/11	3.59
Lake Grove - 1st		Prudential-Fannie Mae	6.540	25,493,370	12/01/11	3.92
Lake Grove - 2nd		Prudential-Fannie Mae	5.510	10,975,059	12/01/11	3.92
Mount Vernon Square	(1)	KeyBank RE Cap-Fannie	5.490	88,448,630	01/01/12	4.01
Multi-Property Notes Pay		Seller Financing	4.000	415,831	02/01/12	4.09
Timbercroft III - 1st		GMAC - HUD	8.000	579,753	02/01/12	4.09
Castle Club Apartments		NorthMarq - Freddie	7.080	6,532,869	05/01/12	4.34
Gateway Village		Prudential-Fannie Mae	6.885	6,759,160	05/01/12	4.34
The Colonies		Prudential-Fannie Mae	7.110	19,851,969	06/01/12	4.42
Carriage Hill - NY		M&T Realty - Freddie Mac	6.850	5,602,699	07/01/12	4.50
Lakeshore Villas		M&T Realty - Freddie Mac	6.850	4,841,666	07/01/12	4.50
Patricia Apts		M&T Realty - Freddie Mac	6.830	5,134,581	07/01/12	4.50
Sunset Gardens - 1st		M&T Realty - Freddie Mac	6.830	5,694,716	07/01/12	4.50
Sunset Gardens - 2nd		M&T Realty - Freddie Mac	5.520	2,734,505	07/01/12	4.50
Woodholme Manor		Prudential-Fannie Mae	7.165	3,640,172	07/01/12	4.50
Regency Club - 1st	(1)	CharterMac-Fannie Mae	4.840	17,937,127	10/01/12	4.76
Regency Club - 2nd		CharterMac-Fannie Mae	4.950	7,613,059	10/01/12	4.76
Liberty Place	(1)	CW Capital- Fannie	5.710	6,333,553	11/01/12	4.84
Hackensack Gardens - 1st		Wash Mutual-Fannie Mae	5.260	4,651,271	03/01/13	5.17
Hackensack Gardens - 2nd		Wash Mutual-Fannie Mae	5.440	4,488,049	03/01/13	5.17
Topfield Apartments		M&T Realty-Fannie Mae	5.300	6,244,677	04/01/13	5.25
Canterbury Apartments		M&T Realty-Fannie Mae	5.020	28,525,150	05/01/13	5.34
Morningside		JPMorganChase	6.990	16,445,202	05/01/13	5.34
Multi-Property		Prudential - Fannie Mae	6.475	100,000,000	08/31/13	5.67
Heritage Woods Apts	(1)	MMA Realty - Fannie	5.290	5,045,574	09/01/13	5.67
Falkland Chase		CharterMac-Fannie Mae	5.480	13,590,331	04/01/14	6.25
The Apts. At Wellington Trace		M&T Realty - Freddie Mac	5.520	25,217,486	04/01/14	6.25
Hawthorne Court		CharterMac-Fannie Mae	5.270	36,582,008	07/01/14	6.50
Curren Terrace - 1st		M&T Realty - Freddie Mac	5.360	14,287,662	10/01/14	6.76
Curren Terrace - 2nd		M&T Realty - Freddie Mac	5.090	10,250,000	10/01/14	6.76
Stratford Greens		North Fork Bank	5.750	32,608,143	07/01/15	7.50
Sayville Commons		M&T Realty - Freddie Mac	5.000	42,047,579	08/01/15	7.59
Northwood Apartments		M&T Realty - Freddie Mac	5.500	10,675,000	12/01/15	7.92
Cinnamon Run - 1st		M&T Realty - Freddie Mac	5.250	52,300,000	01/01/16	8.01
Cinnamon Run - 2nd		M&T Realty - Freddie Mac	5.550	5,409,449	01/01/16	8.01
Peppertree Farm - 1st		M&T Realty - Freddie Mac	5.250	80,500,000	01/01/16	8.01
Peppertree Farm - 2nd		M&T Realty - Freddie Mac	5.550	1,967,068	01/01/16	8.01
The Hamptons/Vinings at Hamptons		Prudential-Fannie Mae	5.565	53,436,513	02/01/16	8.09

Exhibit 99 - Page 1

				MATURITY	YEARS TO
PROPERTY	LENDER	RATE	BALANCE	DATE	MATURITY

Devonshire - 1st		Wachovia - Fannie Mae	5.600	39,071,019	04/01/16	8.26
Mid-Island		Prudential-Fannie Mae	5.480	19,913,000	04/01/16	8.26
Owings Run 1 & 2		Prudential-Fannie Mae	5.590	43,081,000	04/01/16	8.26
Country Village		CharterMac-Fannie Mae	5.520	19,608,361	06/01/16	8.42
Fox Hall Apartments		Columbia Nat'l - Freddie	5.610	47,000,000	06/01/17	9.42
Mill Towne Village		Prudential-Fannie Mae	5.990	24,239,000	09/01/17	9.68
Royal Gardens Apts.		M&T Realty - Freddie Mac	5.830	47,000,000	11/01/17	9.84
Village Square 1, 2 & 3		Prudential-Fannie Mae	5.810	39,285,000	12/01/17	9.93
Chatham Hill		M&T Realty - Freddie Mac	5.590	45,000,000	01/01/18	10.01
Seminary Towers Apartments		Prudential-Fannie Mae	5.485	53,515,000	07/01/18	10.51
Bonnie Ridge - 1st		Prudential Life	6.600	14,078,380	12/15/18	10.96
Bonnie Ridge - 2nd		Prudential Life	6.160	18,776,557	12/15/18	10.96
Bonnie Ridge - 3rd		Prudential Life	6.070	25,897,068	12/15/18	10.96
Timbercroft III - 2nd		M & T Realty - HUD	8.375	2,669,065	06/01/19	11.42
Timbercroft Townhomes 1 - 2nd		M & T Realty - HUD	8.375	1,812,093	06/01/19	11.42
Dunfield Townhomes		Centerline Capital	5.250	13,075,569	09/01/28	20.68
Bari Manor	(1)	Wachovia (Servicer)	4.440	2,644,155	10/11/28	20.79
Hudson View Estates	(1)	Wachovia (Servicer)	4.500	2,052,092	10/11/28	20.79
Sherwood Townhouses	(1)	Wachovia (Servicer)	4.290	639,522	10/11/28	20.79
Sparta Green	(1)	Wachovia (Servicer)	4.440	1,671,730	10/11/28	20.79
Highland House	(1)	Arbor Comml - Fannie	6.320	6,402,197	01/01/29	21.02
Westwoods	(1)	Capstone Realty - HUD	5.940	3,707,087	06/01/34	26.44
Briggs-Wedgewood	(2)	Berkshire Mtg - HUD	6.000	16,523,782	11/01/34	26.85
The Village At Marshfield	(1)	Capstone Realty - HUD	5.950	23,866,549	01/01/42	34.03

WTD AVG - FIXED SECURED			5.764	1,958,104,136		6.37

VARIABLE RATE SECURED
Barrington Gardens 30L+165		Wachovia Bank	6.720	3,990,000	03/15/08	0.21
Falkland Chase BMA Index + 1.10		MontCtyHOC-Fannie Mae	4.288	24,695,000	10/01/30	22.77
Adjusts Weekly

WTD AVG - VARIABLE SECURED			4.626	28,685,000		19.63

WTD AVG - TOTAL SECURED DEBT			5.747	1,986,789,136		6.56

FIXED RATE UNSECURED
Exchangeable Senior Notes			4.125	200,000,000	11/01/26	18.85

VARIABLE RATE UNSECURED - LINE OF CREDIT
Unsecured Line of Credit		M and T Bank et. al.	5.350	2,500,000	09/01/08	0.67
Adjusts Daily 30 LIBOR + 75

TOTAL COMBINED DEBT			5.599	$2,189,289,136		7.67

% OF PORTFOLIO - FIXED				98.6%

WTG AVG - TOTAL SECURED DEBT			5.747			6.56
WTD AVG - TOTAL PORTFOLIO			5.599			7.67

UNENCUMBERED PROPERTIES					FIXED RATE
					MATURING DEBT SCHEDULE
						MATURING	WTD AVG	% OF
					YEAR	DEBT	RATE	TOTAL
Beechwood Gardens	160		Sherwood House	6	2007	$-		0.00%
Cambridge Village	82		Southern Meadows	452	2008	87,206,788	5.82	4.45%
Courtyards Village	224		Terry Apartments	65	2009	45,869,696	5.36	2.34%
Coventry Village	94		The Brooke at Peachtree	146	2010	313,215,555	5.65	16.00%
East Hill Gardens	33		The Colony	783	2011	273,892,419	6.24	13.99%
Gardencrest	696		The Coves at Chesapeake	469	2012	182,120,291	5.89	9.30%
Glen Brook	177		The Landings	384	2013	165,399,922	6.13	8.45%
Holiday Square	144		The Sycamores	185	2014	99,927,487	5.36	5.10%
Jacob Ford Village	270		The Townhomes of Beverly	204	2015	85,330,722	5.35	4.36%
Liberty Commons	120		Trexler Park	168	2016	315,286,409	5.43	16.10%
Maple Tree	84		Wayne Village Apartments	275	2017 - 2042	389,854,846	5.80	19.91%
Mill Co	95		Woodleaf Apartments	228	TOTAL	$1,958,104,136	5.76	100.00%
Rider Terrace	24		Yorkshire Village	40
Ridgeview Chase	204
Total Unencumbered Properties:		27	Total Units:	5,812

Exhibit 99 - Page 2